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Exhibit 10.5

TRANSMONTAIGNE SERVICES INC.
LONG-TERM INCENTIVE PLAN

        1.     Plan. The TransMontaigne Services Inc. Long-Term Incentive Plan (the "Plan") was adopted by TransMontaigne Services Inc. (the "Company") to reward certain employees, consultants and directors of the Company and the Company's Affiliates who perform services for TransMontaigne Partners L.P. (the "Partnership") or its Affiliates by enabling them to acquire Units of the Partnership and/or through the provision of cash payments.

        2.     Objectives. This Plan is designed to enhance the ability of the Company and its Affiliates to attract and retain employees, directors and consultants whose services are key to the growth and profitability of the Partnership and its Affiliates, to encourage the sense of proprietorship among such persons and to stimulate the active interest of such persons in the development and financial success of the Partnership and its Affiliates. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Partnership.

        3.     Definitions. As used herein, the terms set forth below shall have the following respective meanings:

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Award" means the grant of any Option, Unit Appreciation Right, Restricted Unit or Phantom Unit, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

        "Award Agreement" means any written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

        "Board" means the Board of Directors of the General Partner.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" means the Board, the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

        "Company" means TransMontaigne Services Inc.

        "Consultant" means an individual, other than an Employee or a Non-Employee Director, providing bona fide services to the Partnership, the Company or any of their Affiliates as a consultant or advisor, as applicable, provided that such individual is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Partnership.

        "Distribution Equivalents" means a contingent right, granted in tandem with a specific Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the Restriction Period applicable to the Phantom Unit.

        "Employee" means an employee of the General Partner, the Company, the Partnership or any of their Affiliates who performs services for the Company or for the Partnership and its Affiliates.

        "Fair Market Value" means, as of any date and in respect of any Units, the closing sales price of a Unit on the applicable date (or, if there is no trading in the Units on such date, the closing sales price on the last date the Units were traded) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

        "General Partner" means TransMontaigne GP L.L.C.

        "Non-Employee Director" means an individual, other than an Employee or Consultant, serving as a member of the Board of Directors of the General Partner or the Company.

        "Option" means a right to purchase a specified number of Units at a specified price.

        "Participant" means an Employee, Consultant or Non-Employee Director to whom an Award has been made under this Plan.

        "Partnership" means TransMontaigne Partners L.P.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

        "Phantom Unit" means a phantom (notional) unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or, subject to compliance with Section 17, an amount of cash equal to the Fair Market Value of a Unit, whichever is determined by the Committee.

        "Restricted Unit" means any Unit that is subject to such restrictions or forfeiture provisions as are established by the Committee.

        "Restriction Period" means a period of time established by the Committee during which an Award remains subject to forfeiture or is not exercisable by the Participant.

        "Unit" means a common unit of the Partnership.

        "Unit Appreciation Right" means a right to receive a payment, in Units, cash or a combination thereof as determined by the Committee, equal to the excess of the Fair Market Value or other specified valuation of a specified number of Units on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

        4.     Participation. Individuals eligible to participate and receive Awards under the Plan are those Employees, Consultants and Non-Employee Directors selected by the Committee in its discretion.

        5.     Units Available for Awards. Subject to the provisions of paragraph 14 hereof, initially there shall be available for Awards under this Plan, granted wholly or partly in Units (including rights or options that may be exercised for or settled in Units), 200,000 Units, which amount shall automatically increase on January 1 of each calendar year by two percent of the total number of common and subordinated units of the Partnership outstanding at the end of the Partnership's preceding fiscal year. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Company, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion. The number of Units that are the subject of Awards under this Plan, that are cancelled, forfeited, terminated or expire unexercised, shall again immediately become available for Awards hereunder. The number of Units reserved for issuance under the Plan shall be reduced only to the extent that Units are actually issued in connection with the exercise or settlement of an Award. The Committee may from time to time adopt and observe such procedures concerning the counting of Units against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the General Partner shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Units are available for issuance pursuant to Awards.

        6.     Administration

          (a)   Authority of the Committee. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the General Partner, the Company and the Partnership and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by paragraph 14(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten years from the applicable grant date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

          (b)   Indemnity. No member of the Committee or officer of the General Partner to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the General Partner in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

        7.     Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the General Partner its duties under this Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, himself, a person who is an officer subject to Rule 16b-3 of the Exchange Act, or a member of the Board.

        8.     Awards. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Awards may consist of those listed in this paragraph 8 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Partnership, the Company or any of their Affiliates, including the plan of any acquired entity; provided that, except as contemplated in paragraph 14 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher exercise price nor may the exercise price of any Option be reduced. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Partnership, the Company and/or their Affiliates, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee or upon the termination of service by a Participant who is a Consultant or a

Non-Employee Director, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

          (a)   Options. An Award may be in the form of an Option. The price at which Units may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Units on the date of grant. The term of an Option shall not exceed ten years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (b)   Unit Appreciation Rights. An Award may be in the form of a Unit Appreciation Right. The strike price for a Unit Appreciation Right shall not be less than the Fair Market Value of the Units on the date on which the Unit Appreciation Right is granted. The term of a Unit Appreciation Right shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any Unit Appreciation Rights awarded pursuant to this Plan, including the term of any Unit Appreciation Rights and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (c)   Restricted Units. An Award may be in the form of a Restricted Unit. The Committee shall have the authority to determine the number of Restricted Units to be granted to a Participant, the Restriction Period, the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, accelerated vesting upon the achievement of specified performance objectives, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether cash distributions with respect to such Restricted Units are subject to forfeiture restrictions.

          (d)   Phantom Units. An Award may be in the form of Phantom Units. The Committee shall have the authority to determine the number of Phantom Units to be granted to a Participant, the Restriction Period, the conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, accelerated vesting upon the achievement of specified performance objectives, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether Distribution Equivalents are granted with respect to such Phantom Units.

        9.     Award Payment and Distributions.

          (a)   General. Payment of Awards may be made in the form of cash or Units, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Units, restrictions on transfer and forfeiture provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company or the General Partner, as applicable, is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. If payment of an Award is made in the form of Restricted Units, the applicable Award Agreement relating to such Units shall specify whether certificates evidencing such Units are to be issued at the beginning or end of the Restriction Period. In the event that certificates are to be issued at the beginning of the Restriction Period, the certificates evidencing such Units (to the extent that such Units are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that Units are to be issued at the end of the Restriction Period, the right to receive such Units shall be evidenced by book entry registration or in such other manner as the Committee may determine.

          (b)   Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid imposition of applicable taxes thereunder. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

          (c)   Distributions and Interest. Rights to Distribution Equivalents or other distributions may be extended to and made part of any Award consisting of or denominated in Units, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Distribution Equivalents for Awards consisting of or denominated in Units.

          (d)   Consideration. Awards may be granted for such consideration as the Committee determines, including, without limitation, service or such minimal cash consideration as may by required by applicable law.

        10.   Option Exercise. The price at which Units may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant and approved by the Committee, the Participant may purchase such Units by means of tendering Units already owned or surrendering another Award, including Restricted Units, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable conditions and methods for Participants to tender Units or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Units issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event Restricted Units are tendered as consideration for the exercise of an Option, a number of the Units issued upon the exercise of the Option equal to the number of Restricted Units used as consideration therefor shall be subject to the same restrictions as the Restricted Units so submitted as well as any additional restrictions that may be imposed by the Committee.

        11.   Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Units under this Plan, an appropriate amount of cash or number of Units or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company, the General Partner or any Affiliate of Units theretofore owned by the holder of the Award with respect to which withholding is required. If Units are used to satisfy tax withholding, such Units shall be valued based on the Fair Market Value when the tax withholding is required to be made.

        12.   Amendment, Modification, Suspension or Termination. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded, the Board of Directors of the Company may, subject to ratification by the Board, amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law including increasing the number of Units available for Awards under the Plan without the consent of any partner, Participant, other holder or beneficiary of an Award or other Person; provided, however, that no amendment or alteration that would adversely affect the rights of any

Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

        The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

        13.   Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

        14.   Adjustments.

          (a)   The existence of outstanding Awards shall not affect in any manner the right or power of the General Partner to make or authorize any or all distributions, adjustments, recapitalizations, reorganizations or other changes in the Units or other interests in the Partnership or its business or any merger or consolidation of the Partnership, or any issue of bonds or debentures or the dissolution or liquidation of the Partnership, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b)   If the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), re-capitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

            (i)    the number and type of Units (or other securities or property) with respect to which Awards may be granted;

            (ii)   the number and type of Units (or other securities or property) subject to outstanding Awards; and

            (iii)  if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award will always be a whole number.

          (c)   The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 14(b) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

        15.   Restrictions. No Units or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing Units delivered under this Plan (to the extent that Units are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Units are then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

        16.   Unfunded Plan. Insofar as it provides for Awards of cash, Units or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Units or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Units or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Units or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Units or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

        17.   Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Code Section 409A and related regulations and Treasury pronouncements ("Section 409A"), that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant's rights to an Award or to require the Participant's consent.

        18.   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        19.   No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        20.   Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

        21.   Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than such state.

        22.   Effectiveness. This Plan shall be effective on the date it is ratified by the Board following its adoption by the Board of Directors of the Company, and shall continue until the first to occur of the date the Plan is terminated, the date Units are no longer available for grants of Awards under the Plan, or the date that is ten years after the initial adoption of the Plan.

        IN WITNESS WHEREOF, TransMontaigne Services Inc. has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

TRANSMONTAIGNE SERVICES INC.
	By:	/s/ RANDALL J. LARSON
	Title:	Executive Vice President
	Date:	May 27, 2005
ATTEST: Erik B. Carlson
DATE: May 27, 2005

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TRANSMONTAIGNE SERVICES INC. LONG-TERM INCENTIVE PLAN